PUT OPTION AGREEMENT

THIS PUT OPTION AGREEMENT (the "Agreement") is made this 16 day of November, 2004 by and between Carl Crawford ("Shareholder") and Azur International Inc., a Nevada corporation ("Azur").

RECITALS

A. The Shareholder owns shares of Azur stock (the "AZRI Stock"), which he obtained as consideration for the purchase of his Fifty Percent interest in The Grand Shell Landing, Inc., a Mississippi corporation ("Shell Landing"). A copy of the Share Exchange Agreement is attached as Exhibit "A", and incorporated herein by reference. Any breach of the Share Exchange Agreement shall be considered a breach of this Agreement.

B. Azur desires to grant to the Shareholder an option to cause Azur to purchase any or all of his AZRI Stock in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the covenants and premises hereinafter set forth, and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are incorporated herein by reference.

2. Grant of Option. Subject to the terms and conditions set forth in this Agreement, Azur hereby grants to the Shareholder three options to cause Azur, at his sole discretion, to purchase the AZRI Stock: i) Nine Months after the Effective Date (the "9th Month PUT Option"); ii) Eleven Months after the Effective Date (the "11th Month PUT Option"); and/or iii) Twelve Months after the Effective Date (the "12th Month PUT Option"). The 9th Month PUT Option, 11th Month Put Option and the 12th Month PUT Option shall be as follows:

   a) Shareholder's 9th Month PUT Option. Beginning Nine (9) Months after the effective Date of this Agreement and for Fifteen (15) Days thereafter ("9th Month Option Term"), Shareholder may make AZUR purchase shares of AZRI Stock, which are held in escrow, at fifty five cents (.55) per share (the "PUT Price") for the value of $1,070,811.10 (the "9th Month PUT Option Value"). The AZRI Stock sold back to Azur as part of the 9th Month PUT Option shall be referred to as the "9th Month PUT shares". (A PUT is a right to sell AZRI Stock back to Azur at a specific time at the PUT Price.)

   b) Shareholder's 11th Month PUT Option. If the Shareholder has not exercised the 9th Month Option, beginning Eleven (11) Months after the effective

Date of this Agreement and for Ten (10) Days thereafter ("11th Month Option Term"), Shareholder may make AZUR purchase shares of AZRI Stock, which are held in escrow, at fifty five cents (.55) per share (the "PUT Price") for the value of <u>$1,070,811.10</u> (the "11th Month PUT Option Value"). The AZRI Stock sold back to Azur as part of the 11th Month PUT Option shall be referred to as the "11th Month PUT shares".

c) <u>Shareholder's 12th Month PUT Option</u>. Beginning Twelve Months after the effective Date of this Agreement and for Fifteen (15) Days thereafter ("12th Month Option Term"), Shareholder may make AZUR purchase any or all of his shares of AZRI Stock at fifty five cents (.55) per share (the "PUT Price") for the maximum value of <u>$529,188.90</u> (the "12th Month PUT Option Value"). The AZRI Stock sold back to Azur as part of the 12th Month PUT Option shall be referred to as the "12 Month PUT shares".

3. <u>Security Agreement</u>. Payment of the consideration provided by the terms set forth herein shall be secured pursuant to the terms of the Security Agreement and the Escrow Agreement attached hereto as Exhibit "B" and Exhibit "C".

4. <u>Term of Option</u>. The 9th Month PUT Option, 11th Month PUT Option and the 12th Month PUT Option must be exercised during the 9th Month Option Term, 11th Month PUT Option and 12th Month Option Term, respectively. If this 9th Month PUT Option is not exercised in full within the 9th Month Option Term, 9th Month PUT Option shall expire. If the 9th Month PUT is exercised or if the 11th Month PUT Option is not exercised in full within the 11th Month Option Term, 11th Month PUT Option shall expire. If the 12th Month PUT Option is not exercised in full within the 12th Month Option Term, the 12th Month PUT Option shall expire.

5. <u>Exercise Procedures</u>.

a) The Shareholder may exercise the 9th Month PUT Option during the 9th Month Option Term by Shareholder delivering and Azur receiving, during the 9th Month Option Term, an IRREVOCABLE notice of the Shareholder's intent to exercise the 9th Month PUT Option (the "9th Month Put Notice").

b) If the Shareholder has not exercised the 9th Month Put Option, the Shareholder may exercise the 11th Month PUT Option during the 11th Month Option Term by Shareholder delivering and Azur receiving, during the 11th Month Option Term, an IRREVOCABLE notice of the Shareholder's intent to exercise the 11th Month PUT Option (the "11th Month Put Notice").

c) The Shareholder may exercise the 12th Month PUT Option during the 12th Month Option Term by Shareholder delivering and Azur receiving, during the 12th

Month Option Term, an IRREVOCABLE notice of the Shareholder's intent to exercise the 12th Month PUT Option (the "12th Month Put Notice").

6. Redemption of Shares.

6.1. Consideration. Upon receipt of the 9th Month Put Notice,11th Month Put Notice and the 12th Month PUT Notice respectively, Azur agrees to purchase the AZRI Stock in accordance with the terms of this Agreement. (the "Consideration").

6.2. Delivery of Shares. The Shareholder shall tender to Azur or the Escrow Agent the following:

a) Certificate evidencing the Put Shares duly endorsed for transfer;

b) Stock Power in the form attached as Exhibit D; and

c) Any other documentation reasonable necessary and required by Azur and the transfer agent.

6.3. Payment of Consideration.

a) Azur shall deliver the Consideration, pursuant to the terms of the 9th Month PUT Option, to Stephen Burrow, as Escrow Agent, within Thirty Days of Azur's receipt of the 9th Month PUT Notice (the "9th Month Option Payment Term"). The Consideration shall be used to, upon receipt, pay off One Hundred Percent of the Second Mortgage on Shell Landing Golf Course.

b) If the 9th Month Option has not be exercised as set forth in this Agreement, Azur shall deliver the Consideration, pursuant to the terms of the 11th Month PUT Option, to Stephen Burrow, as Escrow Agent, within Thirty Days of Azur's receipt of the 11th Month PUT Notice (the "11th Month Option Payment Term"). The Consideration shall be used to, upon receipt, pay off One Hundred Percent of the Second Mortgage on Shell Landing Golf Course.

c) Azur shall deliver the Consideration, pursuant to the terms of the 12th Month PUT Option, to the Shareholder or his assignee within Sixty Days after the receipt by Azur of the 12th Month PUT Notice (the "12th Month Option Payment Term").

7. Notices. Any communication, notice or demand to be given shall be duly given if

delivered by hand deliver or mailed by certified or registered mail, postage prepaid, return receipt requested, to the addresses set for below, or to such other address as any party may hereafter specify:

If to Shareholder:	3505 Forest Preserve Gautier, MS 39553
If to Azur:	801 Brickell Avenue, Suite 900 Coconut Grove FL 33131

or to such other address or addresses as may be designated by written notice to the other Parties in conformity herewith.

8. Survival. All covenants, agreements, representations and warranties of the parties or any party contained in this Agreement or otherwise made in writing in connection with the transaction contemplated hereby shall survive the consummation of the undertakings herein, and the parties agree to do all things necessary and execute all documents necessary to accomplish the covenants, agreements, representations, and terms of this Agreement to the extent necessary to carry out the terms of this Agreement.

9. Successors and Assigns. All covenants, agreements and representations contained in this Agreement shall bind the heirs, executors, successors, assigns and transferees of the parties, and shall inure to the benefit of the heirs, executors, successors, assigns and transferees of the parties in the same manner and to the same extent and with like effect as if such heirs, executors, successors and assigns were named in such covenants, agreements and representations and were made parties to this Agreement.

10. Entire Agreement. All prior negotiations of the parties or any party relating to the subject matter hereof, have been merged in and are superseded by this instrument, and this instrument together with all related agreements and documents attached hereto contain the entire agreement of the parties, and there are no promises, agreements, understandings, representations, warranties or conditions of any nature not set forth in these instruments, made as an inducement to the execution hereof or otherwise.

11. Amendments; Modification. No amendment or modification of this Agreement shall be effective unless made in writing, duly executed by or on behalf of the party or parties affected thereby. No forbearance by any party to enforce any provision hereof, or any right existing hereunder, shall constitute a waiver of any such provision or right or be deemed to effect a modification of this Agreement.

12. Governing Law. This Agreement is executed and delivered in the State of Mississippi and shall be construed and enforced in accordance with the laws of the State of Mississippi, without regard to its conflicts or choice of law.

13. Waivers and Remedies. The waiver by any one or more of the parties of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation, and the failure by any one or more of the parties to exercise any right or remedy which any of them may possess hereunder, shall not operate or be construed as a bar to the exercise of such right or remedy by any of the other parties, or by such party upon the occurrence of any subsequent breach or violation. No right or remedy conferred upon or reserved to any or all of the parties by this Agreement shall exclude any other right or remedy, but each such right or remedy shall be cumulative and shall be in addition to every other right or remedy hereunder or available at law or equity.

14. Severability. If any one or more of the words, phrases, sentences, clauses, articles, sections or subsections contained in this Agreement, shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, article or articles, clause or clauses, section or sections, subsection or subsections had not been inserted, and the remainder of this Agreement shall continue to be of full force and binding legal effect.

15. Headings. The headings in this Agreement are inserted for convenience of reference only and are not to be used in construing or interpreting any of the provisions of this Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute but one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, each of the undersigned has executed, acknowledged, and caused this Agreement to be effective as of the date first written above.

SHAREHOLDER:

____
Carl Crawford

AZUR INTERNATIONAL, INC.
a Nevada corporation

[signature]

Donald Winfrey, President